EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-_____) pertaining to the Stock Option Plan and various other individual stock option agreements of eDiets.com, Inc. of our report dated February 11, 2000 (except for the sixth paragraph of Note 7, as to which the date is February 22, 2000), with respect to the consolidated financial statements of eDiets.com, Inc. included in Amendment No. 3 to the Registration Statement (Form SB-2 No. 333-93971) and related Prospectus of eDiets.com, Inc. dated May 11, 2000.


                                          /s/ Ernst & Young LLP


West Palm Beach, Florida
June 20, 2000